Exhibit 99.3

PRESS RELEASE

Investor and Media Contacts:
Kelly Loeffler, VP, Investor Relations & Corp. Communications
IntercontinentalExchange
770-857-4726
kelly.loeffler@theice.com

Sarah Stashak, Director, Investor & Public Relations
IntercontinentalExchange
770-857-0340
sarah.stashak@theice.com

IntercontinentalExchange Announces Acquisition of Climate Exchange

**Climate Exchange’s Emissions Markets Complement ICE’s Leading Integrated Futures and OTC Markets**

ATLANTA, GA and LONDON, UK (April 30, 2010) – IntercontinentalExchange (NYSE: ICE), a leading operator of regulated global futures exchanges, clearing houses and over-the-counter (OTC) markets, today announced that it has agreed on terms to acquire Climate Exchange plc (Climate Exchange or CLE), a leader in the development of traded emissions markets. Climate Exchange operates the European Climate Exchange (ECX), the Chicago Climate Exchange (CCX) and the Chicago Climate Futures Exchange (CCFE).

Under the terms of the acquisition, Climate Exchange shareholders will receive £7.50 in cash for each share in Climate Exchange held at today’s date, valuing the entire existing issued and to be issued share capital of Climate Exchange at approximately £395 million ($604 million1). The transaction consideration will include $220 million that has been drawn from ICE’s existing credit facilities for these purposes2 and the remainder from existing cash resources. The transaction is expected to be accretive to earnings in 2011 and slightly dilutive to earnings for the balance of the current year3 following an anticipated closing at the end of July 2010. ICE, through its wholly-owned subsidiary IntercontinentalExchange Holdings, acquired a 4.8% stake in CLE on June 22, 2009 for £6.45 a share. Additional details will be provided upon the completion of the transaction, at which time Climate Exchange will be a wholly-owned subsidiary of ICE, operating under the Climate Exchange’s respective brand names.

“The combination of Climate Exchange’s emissions markets and ICE’s futures and OTC energy markets is an important and logical strategic combination for our customers and shareholders, and clearly an exciting opportunity for ICE to grow and further diversify our revenues,” said ICE Chairman and CEO Jeffrey C. Sprecher. “ICE has been a partner with Climate Exchange and Dr. Sandor since 2003, and we have worked together toward the development and expansion of the emissions markets. The leadership that Climate Exchange has shown in establishing market standards in Europe, and increasingly the U.S. and Asia, has driven its success, and we see continued growth opportunities within these nascent markets globally.”

“The development of our Company from initial concept to its leadership role in global environmental markets is a tribute to the vision and efforts of our entire team. We believe that a combination with ICE makes strategic sense and look forward to addressing continued opportunities together,” said Climate Exchange’s Chairman Richard Sandor. “ICE has committed to further developing the Climate Exchange businesses and building on our joint track record of innovation and success to the benefit of our customers across futures and OTC markets in Europe, Asia and the U.S.”

ICE and its affiliates currently have multiple contracts in place with Climate Exchange and its affiliates to provide technology and clearing services. These contracts include a cooperation and licensing agreement whereby ICE provides an electronic trading platform and clearing to ECX for European emissions trading, a licensing technology agreement whereby ICE provides an electronic trading platform to CCX for U.S. emissions trading and a clearing services agreement whereby ICE provides clearing for CCX's U.S. emissions markets. Pursuant to these contracts, ICE charges fees to Climate Exchange for the services provided and shares in the revenue with respect to the trading and clearing of emissions contracts.

The transaction is subject to relevant regulatory approvals. Morgan Stanley advised ICE on the transaction and Shearman & Sterling LLP served as ICE’s legal advisor.

1	Based on an USD/GBP exchange rate of 1.528

2	A detailed description of these credit facilities can be found in Form 8-K as filed with the U.S. Securities and Exchange Commission on April 2, 2010.

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Nothing in this announcement is intended to be a profit forecast and the statements in this announcement should not be interpreted to mean that the earnings per share of IntercontinentalExchange common stock for the current or future financial periods will necessarily be greater or lower than those for the relevant preceding financial period.

About IntercontinentalExchange
IntercontinentalExchange® (NYSE: ICE) is a leading operator of regulated futures exchanges and over-the-counter markets for agricultural, credit, currency, emissions, energy and equity index contracts. ICE Futures Europe® hosts trade in half of the world’s crude and refined oil futures. ICE Futures U.S.® and ICE Futures Canada® list agricultural, currencies and Russell Index markets. ICE® is also a leading operator of central clearing services for the futures and over-the-counter markets, with five regulated clearing houses across North America and Europe.  ICE serves customers in more than 55 countries. www.theice.com

The following are trademarks of IntercontinentalExchange, Inc. and/or its affiliated companies: IntercontinentalExchange, IntercontinentalExchange & Design, ICE, ICE and block design, ICE Processing and Creditex. All other trademarks are the property of their respective owners. For more information regarding registered trademarks owned by IntercontinentalExchange, Inc. and/or its affiliated companies, see https://www.theice.com/terms.jhtml

Forward-Looking Statements
Certain statements in this announcement may contain forward-looking information regarding ICE, Climate Exchange and the combined company after the completion of the transaction and are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the transaction, including future strategic and financial benefits, the plans, objectives, expectations and intentions of ICE following the completion of the transaction, and other statements that are not historical facts.  Such statements are based upon the current beliefs and expectations of ICEs management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.

Statements regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE’s Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on February 10, 2010.

You should not place undue reliance on forward-looking statements, which speak only as of the date of this announcement. Except for any obligations to disclose material information under applicable laws, ICE undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this announcement.

Important Merger Information
The transaction relates to the shares of an Isle of Man public limited company and is proposed to be made by means of scheme of arrangement under Isle of Man company law (the Scheme) and under the UK City Code on Takeovers and Mergers (the Code).  The Scheme is not subject to the tender offer or proxy rules under the United States Securities Exchange Act of 1934, as amended.  Accordingly, the Scheme is subject to the disclosure requirements, rules and practices applicable to schemes of arrangements in the Isle of Man and under the Code, which differ from the requirements of the United States tender offer and proxy rules.

This communication does not constitute an offer or invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction.  The full terms and conditions of the transaction (including the Scheme) will be set out in a separate document that will include (among other things) the full terms of the Scheme (the Scheme Document).  Shareholders of Climate Exchange are advised to read carefully and in its entirety the Scheme Document in relation to the transaction, once it has been issued, before making any decision with respect to the transaction. The Rule 2.5 announcement, which contains additional information regarding the transaction, is available on ICE’s website at www.theice.com.

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